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                                                                       Exhibit 7
                                                                       ---------


                               AMENDMENT NO. 2 TO
                        RESTATED STOCKHOLDERS' AGREEMENT
                        --------------------------------


            AMENDMENT NO. 2, dated as of February 1, 1997, to the RESTATED STOCKHOLDERS' AGREEMENT, dated as of December 23, 1992 as amended by Amendment No. 1 to Restated Stockholders' Agreement dated as of June 1, 1993 (as so amended, the "Agreement") by and among United Retail Group, Inc., a Delaware corporation (the "Corporation") and the Stockholders (as therein defined) and Centre Capital Investors, L.P.

            WHEREAS, it is deemed to be in the best interests of the Corporation and the Stockholders that the provision originally made for the continuity and stability of the business and management of the Corporation be modified.

            NOW, THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

            SECTION 1. Section 2(h) of the Agreement is restated to read in its entirety as follows:

            "Termination.  All the provisions of this Section 2 shall terminate
             -----------
     on July 17, 1999."

            SECTION 2. The date in the introductory phrase of Section 2(c) is changed from March 17, 1997 to July 17, 1999.
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            SECTION 3.  All the other provisions of the Agreement shall remain in full force and effect in accordance with their terms.

            IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first above written.

                                                 UNITED RETAIL GROUP, INC.


                                                 By:  /s/ George R. Remeta
                                                      ----------------------
     /s/ Raphael Benaroya                        Name:  George R. Remeta
     ----------------------                      Title:  Vice Chairman
     Raphael Benaroya

                                                 LIMITED DIRECT ASSOCIATES L.P.
     /s/ George R. Remeta                        By:  LIMITED DIRECT, INC.
     --------------------                             as general partner
     George R. Remeta


     /s/ Bradley Orloff                          By:  /s/ William K. Gerber
     ---------------------                            ---------------------
     Bradley Orloff                                   Vice President


     /s/ Frederic E. Stern
     ---------------------
     Frederic E. Stern

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